Exhibit 99.1

Span-America’s Consumer Bedding Products Selected for Major Retailer’s Seasonal Promotion

GREENVILLE, S.C.--(BUSINESS WIRE)--June 9, 2015--Span-America Medical Systems, Inc. (NASDAQ:SPAN) announced that it was notified by a major retail customer that the Company has been selected as a supplier of consumer bedding products for the retailer’s seasonal promotion in the fall of 2015. The Company expects that the promotion will be comparable in size to the promotions in which Span-America participated during the fall seasons of fiscal years 2012 and 2013. Span-America did not participate in a seasonal promotion in fiscal year 2014.

“We are pleased that Span-America has been notified that we will likely be a supplier of consumer bedding products for one of our customer’s seasonal promotions,” stated Jim Ferguson, President and Chief Executive Officer of Span-America. “We expect to begin building inventory for the promotion in our fourth quarter of fiscal 2015 and to ship the promotional products in October and November of 2015, which will be in the first quarter of our 2016 fiscal year.

“We are encouraged that our consumer bedding products have been picked for this promotion and believe it will have a positive impact on our sales and earnings performance for the first quarter of fiscal 2016. As with prior sales promotions that we participated in with this customer, we do not have a written agreement at this time and cannot give complete assurance that we will be awarded the business, but we expect to receive a written purchase order by approximately September 2015 based on past experience,” concluded Mr. Ferguson.

About Span-America Medical Systems, Inc.

Span-America manufactures and markets a comprehensive selection of pressure management products for the medical market, including Geo-Matt®, PressureGuard®, Geo-Mattress®, Custom Care®, Span+Aids®, Isch-Dish®, Risk Manager® and Selan® products. We also supply custom foam and packaging products to the consumer and industrial markets. Through our wholly-owned subsidiary Span Medical Products Canada Inc., we manufacture and market the M.C. Healthcare Products brands of Encore™, Maxxum, Advantage and Rexx bed frames as well as related case goods, tables and seating products for the long-term care market. Span-America’s stock is traded on The NASDAQ Global Market under the symbol “SPAN.” For more information, visit www.spanamerica.com and www.mchealthcare.com.

Forward-Looking Statements

We have made forward-looking statements in this release regarding, among other things, our expectations for future sales and earnings performance. We wish to caution the reader that these statements are only predictions. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on the company’s current expectations or beliefs concerning future events that involve risks and uncertainties. Actual events or results may differ materially as a result of risks and uncertainties facing the company, including: (a) the inability to achieve anticipated sales growth in the medical and custom products segments, (b) the possibility of a loss of a key customer or distributor for our products, (c) risks related to international operations and foreign currency exchange associated with our Canadian subsidiary, (d) the possibility of having material uncollectible receivables from one or more key customers or distributors, (e) the potential for volatile pricing conditions in the market for polyurethane foam, (f) raw material cost increases, (g) the possibility that some or all of our medical products could be determined to be subject to the 2.3% medical device excise tax imposed by the Affordable Care Act, (h) the potential for lost sales due to competition from low-cost foreign imports, (i) changes in relationships with large customers or key suppliers, (j) uncertainty about whether or not we will be awarded or continue to be awarded one-time seasonal promotions with major retailers, which can have a large impact on annual revenues and earnings, (k) the impact of competitive products and pricing, (l) government reimbursement changes in the medical market, (m) FDA and Health Canada regulation of medical device manufacturing and (n) other risks referenced from time to time in our Securities and Exchange Commission filings. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise. We are not responsible for changes made to this document by wire services or Internet services.

CONTACT:
Span-America Medical Systems, Inc.
Jim Ferguson, 864-288-8877, ext. 6912
President and Chief Executive Officer